UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 23, 2007 (January 17, 2007)

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

WesBanco, Inc. issued a press release today announcing earnings for the three months and year ended December 31, 2006. The press release is attached as Exhibit 99.1 to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensation arrangements of certain officers:

On January 17, 2007, the Compensation Committee of WesBanco approved the following incentive compensation payments for each of the Named Executive Officers below with the cash compensation portion to be paid as soon as practical thereafter.  The compensation is paid under the terms of the Key Executive Incentive Bonus and Option Plan, which is further described in the Proxy Statement dated March 17, 2006 for the Annual Meeting of April 19, 2006.

		Cash	Deferred
Officer	Title	Compensation	Compensation
Paul M. Limbert	President & Chief Executive Officer	$ 110,892	$ 40,000

Dennis G. Powell	Executive Vice President & Chief Operating Officer	$ 89,122	$ 10,000

Robert H. Young	Executive Vice President & Chief Financial Officer	$ 71,598	$ 10,000

Jerome B. Schmitt	Executive Vice President - Investments & Trusts	$ 52,396	$ 10,000

Kristine N. Molnar	Executive Vice President - Lending	$ 17,078	$ 10,000

Item 9.01 Financial Statements and Exhibits
d)	Exhibits - 99.1 - Press release dated January 23, 2007 announcing earnings for the three months and year ended December 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

Date: January 23, 2007	/s/ Robert H. Young
Robert H. Young
Executive Vice President and
Chief Financial Officer